As filed with the Securities and Exchange Commission on February 5, 2010
Registration No. 333¬

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________

1-800-FLOWERS.COM, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-3117311 (I.R.S. Employer Identification Number)

One Old Country Road, Carle Place, New York 11514
(Address of principal executive offices)(Zip code)

1-800-FLOWERS.COM. Inc. 2003 Long Term Incentive and Share Award Plan,
as amended and restated as of October 22, 2009
(full title of the Plan)

James F. McCann
1-800-Flowers.com, Inc.
One Old Country Road
Carle Place, New York 11514
(Name and address of agent for service)
(516) 237-6000
(Telephone number, including area code, of agent for service)

_____________________________
copy to:
William M. Hartnett, Esq.
Cahill Gordon & Reindel llp
80 Pine Street
New York, New York 10005
(212) 701-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

_____________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Class A Common Stock	7,143,686 shares (1)	$2.03	$14,501,682.58	$1,033.97

(1)           This Registration Statement registers 7,143,686 shares of common stock under 1-800-Flowers.com, Inc.’s 2003 Long Term Incentive and Share Award Plan, as amended and restated as of October 22, 2009 (the “2003 Plan”).  In addition, pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers any additional shares of the Registrant’s common stock that become issuable under the 2003 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s common stock.

(2)           Computed in accordance with Rule 457(h) under the Securities Act by averaging the high and low sales prices of the Registrant’s Class A Common Stock reported on the Nasdaq Global Select Market for February 3, 2010.

EXPLANATORY NOTE

1-800-Flowers.com, Inc. (“1-800-Flowers.com” or the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act in connection with an amendment to the 2003 Plan (approved by shareholders of the Registrant on December 3, 2009), which increased the number of shares of Class A Common Stock authorized for issuance under the 2003 Plan and updated the list of performance criteria under the 2003 Plan.  The shares of Class A Common Stock previously available for issuance or transfer under the 2003 Plan are covered by a Registration Statement on Form S-8 (Registration No. 333-119999) previously filed by the Registrant on October 27, 2004 (the “Original Registration Statement”), which registers 7,500,000 shares of Class A Common Stock.  Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement, including the periodic and current reports that we filed with the Commission after the effectiveness of the Original Registration Statement, are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.  Any items in the Original Registration Statement not expressly changed hereby shall be as set forth in the Original Registration Statement.

The number of shares that may be issued under the 2003 Plan has increased by 7,143,686.  As amended, the aggregate number of shares of Class A Common Stock that may be issued under the 2003 Plan is 14,643,686, consisting of the sum of (i) 7,500,000 shares registered under the Original Registration Statement; plus (ii) the 1,688,870 additional shares equal to the number of shares subject to forfeited awards that were originally granted under the Registrant’s 1999 Stock Incentive Plan (the “1999 Plan”) prior to December 3, 2003; plus (iii) up to 5,454,816 additional shares equal to the number of shares subject to outstanding awards granted under the 1999 Plan which may be forfeited in the future.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                      DOCUMENTS INCORPORATED BY REFERENCE.

The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) and are hereby incorporated by reference in this Registration Statement:

(a)           The Registrant’s annual report on Form 10-K for the fiscal year ended June 28, 2009, filed with the Commission on September 11, 2009;

(b)           The Registrant’s quarterly report on Form 10-Q for the quarter ended September 27, 2009, filed with the Commission on November 6, 2009, and Amendment No. 1 thereto, filed with the Commission on December 18, 2009;

(c)           The Registrant’s quarterly report on Form 10-Q for the quarter ended December 27, 2009, filed with the Commission on February 5, 2010;

(d)           The Registrant’s current reports on Form 8-K dated October 22, 2009, filed with the Commission on October 22, 2009, dated December 7, 2009, filed with the Commission on December 7, 2009, dated January 25, 2010, filed with the Commission on January 26, 2010, and dated January 28, 2010, filed with the Commission on January 28, 2010; and

(e)           The description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement No. 000-26841 on Form 8-A filed with the Commission on July 27, 1999 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to Rule 12g-3(a) of the Exchange Act and the description of the Registrant’s Class A Common Stock set forth under the caption “Description of Common Stock” contained in the Prospectus dated August 2, 1999, as filed with the Commission on August 4, 1999 and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.                  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 7.                  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.                  EXHIBITS.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description.
4.1
1-800-FLOWERS.COM, Inc. 2003 Long Term Incentive and Share Award Plan, as amended and restated as of October 22, 2009 (incorporated by reference to Annex A to the Company’s Proxy Statement on Schedule 14A (File No. 000-26841) filed on October 23, 2009)

4.2	Specimen Class A common stock certificate. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A filed on July 9, 1999 (File No. 333-78985))
4.3	Third Amended and Restated Certificate of Incorporation. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1/A filed on July 9, 1999 (File No. 333-78985))
4.4
Amendment  No. 1 to Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1/A filed on July 22, 1999 (File No. 333-78985))

4.5	Amended and Restated By-laws (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1 filed on May 21, 1999 (File No 333-78985))
4.6	1999 Stock Incentive Plan (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-1/A filed on July 27, 1999 (File No. 333-78985))
5.1	Opinion of Cahill Gordon & Reindel llp*
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm*
23.2	Consent of Cahill Gordon & Reindel llp (included in the opinion filed as Exhibit 5.1)*
24	Powers of Attorney (included on signature page)*
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New York, on this 5th day of February, 2010.

1-800-FLOWERS.COM, INC.
By: /s/ James F. McCann Name: James F. McCann Title: Chief Executive Officer Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James F. McCann and William E. Shea, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all amendments and post-effective amendments to this registration statement, and any registration statement or statements on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to shares of Class A Common Stock of the Company to be issued under the 1-800-Flowers.com, Inc. 2003 Long Term Incentive and Share Award Plan, as amended and restated as of October 22, 2009, and to file the same (including any amendments to such registration statement and any additional registration statements filed in accordance with General Instruction E to Form S-8 to register additional securities), and all post-effective amendments thereto, together with exhibits to any such registration statements or amendments and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or said attorney-in-fact’s substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed as of February 5, 2010 by the following persons in the capacities indicated.

Dated: February 5, 2010	By: /s/ James F. McCann James F. McCann Chief Executive Officer Chairman of the Board of Directors (Principal Executive Officer)

Dated: February 5, 2010	By: /s/ William E. Shea William E. Shea Senior Vice President Finance and Administration (Principal Financial and Accounting Officer)

Dated: February 5, 2010	By: /s/ Christopher G. McCann Christopher G. McCann Director, President

Dated: February 5, 2010	By: /s/ Lawrence Calcano Lawrence Calcano Director

Dated: February 5, 2010	By: /s/ James A. Cannavino James A. Cannavino Director

Dated: February 5, 2010	By: /s/ John J. Conefry, Jr. John J. Conefry, Jr. Director

Dated: February 5, 2010	By: /s/ Leonard J. Elmore Leonard J. Elmore Director

Dated: February 5, 2010	By: /s/ Jan L. Murley Jan L. Murley Director

Dated: February 5, 2010	By: /s/ Jeffrey C. Walker Jeffrey C. Walker Director

Dated: February 5, 2010	By: /s/ Larry Zarin Larry Zarin Director

INDEX TO EXHIBITS

Exhibit No.	Description
4.1
1-800-FLOWERS.COM, Inc. 2003 Long Term Incentive and Share Award Plan, as amended and restated as of October 22, 2009 (incorporated by reference to Annex A to the Company’s Proxy Statement on Schedule 14A (File No. 000-26841) filed on October 23, 2009)

4.2	Specimen Class A common stock certificate. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A filed on July 9, 1999 (File No. 333-78985))
4.3	Third Amended and Restated Certificate of Incorporation. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1/A filed on July 9, 1999 (File No. 333-78985))
4.4
Amendment  No. 1 to Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1/A filed on July 22, 1999 (File No. 333-78985))

4.5	Amended and Restated By-laws (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1 filed on May 21, 1999 (File No 333-78985))
4.6	1999 Stock Incentive Plan (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-1/A filed on July 27, 1999 (File No. 333-78985))
5.1	Opinion of Cahill Gordon & Reindel llp *
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm*
23.2	Consent of Cahill Gordon & Reindel llp (included in the opinion filed as Exhibit 5.1)*
24	Powers of Attorney (included on signature page)*
* Filed herewith.